Exhibit 99.1

March 17, 2025

Intended Purchases of Ordinary Shares
in Connection with the Deferred Compensation Plan
Burford Capital Limited (“Burford”), the leading global finance and asset management firm focused on law, today announces that, on March 17, 2025, Burford’s board of directors authorized a share repurchase program for Burford’s ordinary shares, no par value per share (“Ordinary Shares”), to repurchase up to a maximum aggregate amount of $20.0 million (the “Share Repurchase Program”) in connection with Burford’s future obligations under the Burford Capital Deferred Compensation Plan.
The aggregate number of Ordinary Shares that may be acquired pursuant to the Share Repurchase Program may not exceed 21,864,608 Ordinary Shares under the authority granted to Burford by the shareholders at the annual general meeting held on May 15, 2024 (the “General Authority”). The Share Repurchase Program will commence with immediate effect and will continue until the earlier of (i) the expiration of the General Authority and (ii) until the maximum aggregate amount has been purchased under the Share Repurchase Program. It is intended that Ordinary Shares acquired pursuant to the Share Repurchase Program will be initially held in treasury and, at Burford’s sole discretion, may subsequently be used in connection with Burford’s short- and long-term incentive compensation, equity, equity-based and deferred compensation plans, as the case may be.
Burford intends to make the acquisitions of Ordinary Shares under the Share Repurchase Program in the United States in accordance with, and subject to the limits prescribed by, the General Authority and Rule 10b-18 under the US Securities Exchange Act of 1934, as amended. Acquisitions of Ordinary Shares pursuant to the Share Repurchase Program will take place in open market transactions and may be made from time to time depending on market conditions, share price and trading volume. The Share Repurchase Program does not require Burford to acquire any specific number of Ordinary Shares and may be modified, suspended, extended or terminated by Burford at any time without prior notice.
For further information, please contact:

Burford Capital Limited
For investor and analyst inquiries:
Americas: Josh Wood, Head of Investor Relations - email	+1 212 516 5824
EMEA & Asia: Rob Bailhache, Head of EMEA & Asia Investor Relations - email	+44 (0)20 3530 2023
For press inquiries:
David Helfenbein, Senior Vice President, Public Relations - email	+1 212 516 5824
About Burford Capital

Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR), and it works with companies and law firms around the world from its offices in New York, London, Chicago, Washington, D.C., Singapore, Dubai and Hong Kong.

For more information, please visit www.burfordcapital.com.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares or other securities of Burford.
This press release does not constitute an offer of any Burford private fund. Burford Capital Investment Management LLC, which acts as the fund manager of all Burford private funds, is registered as an investment adviser with the US Securities and Exchange Commission. The information provided in this press release is for informational purposes only. Past performance is not indicative of future results. The information contained in this press release is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in any of Burford private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although Buford believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause Burford’s actual results and events to differ materially from (and be more negative than) future results and events expressed, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, those discussed in the “Risk Factors” section of Burford’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the US Securities and Exchange Commission on March 3, 2025. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the periodic and current reports that Burford files with or furnishes to the US Securities and Exchange Commission. Many of these factors are beyond Burford’s ability to control or predict, and new factors emerge from time to time. Furthermore, Burford cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on Burford’s forward-looking statements.
All subsequent written and oral forward-looking statements attributable to Burford or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Burford undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.